EXHIBIT 99.1

CONTACT:

Stericycle Investor Relations

(847) 607-2012

Stericycle Statement on Class Certification

Lake Forest, Illinois, February 17, 2017 – Stericycle, Inc. today released the following statement regarding the class certification order issued on February 16, 2017 by the U.S. District Court for the Northern District of Illinois:

“The Court’s order is the most recent step in an ongoing contract litigation that began in 2013. The order certifies a class consisting of a subset of Stericycle's small quantity customers who contracted for medical waste disposal services.

The order does not address the underlying merits of the allegations. The court acknowledges that the certification does not indicate that the contractual pricing at issue is inappropriate. Stericycle believes the allegations in this lawsuit are without merit and that we operated in accordance with the terms of our contracts. We will continue to vigorously contest these allegations as the litigation proceeds.

Stericycle is committed to providing our customers with market-leading solutions that promote compliance and protect our environment.”

Safe Harbor Statement: This press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, increases in transportation and other operating costs, the level of governmental enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, our obligations to service our substantial indebtedness and to comply with the covenants and restrictions contained in our private placement notes, term loan credit facility and revolving credit facility, our ability to execute our acquisition strategy and to integrate acquired businesses, competition and demand for services in the regulated waste and secure information destruction industries, political, economic and currency risks related to our foreign operations, impairments of goodwill or other indefinite-lived intangibles, variability in the demand for services we provide on a project or non-recurring basis, exposure to environmental liabilities, fluctuations in the price we receive for the sale of paper, disruptions in or attacks on our information technology systems, compliance with existing and future legal and regulatory requirements, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.